EXHIBIT 10.3

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

This Agreement is made between UnionBanCal Corporation (the “Company”) and the Participant as of the Award Date (the “Award Date”) as set forth on the Restricted Stock Award Notice (the “Award Notice”) available from the UBS Financial Services Inc. website (www.ubs.com/onesource/ub).

WITNESSETH:

WHEREAS, the Company has adopted the Year 2000 UnionBanCal Corporation Management Stock Plan (the “Plan”) as an amendment and restatement of the predecessor UnionBanCal Corporation Management Stock Plan authorizing the transfer of common stock of the Company (“Stock”) to eligible individuals in connection with the performance of services for the Company and its Subsidiaries (as defined in the Plan).  The Plan is administered by the Executive Compensation and Benefits Committee (“Committee”) of the Company’s Board of Directors and is incorporated in this Agreement by reference and made a part of it; and

WHEREAS, the Company regards Participant as a valuable contributor to the Company, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant to Participant the Stock provided for in this Agreement, subject to restrictions, as an inducement to remain in the service of the Company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

1.                                       Restricted Stock Award.  Contemporaneously with the execution of this Agreement, the Company will issue to Participant the number of shares of Stock as set forth in the applicable Award Notice on the terms and conditions hereinafter set forth and in the applicable Award Notice. Subject to the vesting requirements next described, shares evidencing the Stock will be held in a book entry account controlled by the Company through the transfer agent, subject to the rights of and limitations on Participant as owner thereof as set forth in the Agreement. All shares of Stock issued hereunder shall be deemed issued to Participant as fully paid and nonassessable shares, and Participant shall have all rights of a shareholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation or other reorganization.  The Company shall pay any applicable stock transfer taxes.  Participant hereby acknowledges that Participant is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant’s interest in the Stock with any other person.

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

2.                                       Transfer Restriction.  No Stock issued to Participant hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by Participant prior to the date on which it becomes vested under paragraph 3.  This paragraph shall not preclude the Participant from exchanging the Stock awarded hereunder pursuant to a cash or stock tender offer, merger, reorganization or consolidation.  Notwithstanding the foregoing, any securities (including stock dividends and stock splits) received with respect to shares of Stock which are not yet vested under paragraph 3 shall be subject to the provisions of this Agreement in the same manner and shall become fully vested at the same time as the Stock with respect to which the additional securities were issued.

3.             Vesting.

(a)                                  Participant’s interest in the shares of Stock awarded under paragraph 1 shall become vested and nonforfeitable as follows:  twenty-five percent (25%) of the shares shall vest on each one year anniversary of the Award Date such that all of the shares shall be fully vested after four (4) years from the Award Date so long as Participant remains a bona fide employee of the Company (or its Subsidiaries). Upon vesting, the Company or its designated representative shall deliver to Participant the certificates evidencing the nonforfeitable shares, provided the withholding requirements of paragraph 5 have been satisfied.

In addition, upon attainment of retirement age while Participant is a bona fide employee of the Company (or its Subsidiaries), the shares of Stock awarded hereunder shall become fully vested and nonforfeitable, provided, however, that this sentence shall not apply if the Award Date is less than six (6) months prior to the date of termination of employment as a result of such retirement.  Retirement age means age sixty (60) with ten (10) years of service, or age sixty-two (62) with five (5) years of service, with the Company or any of its Subsidiaries.

(b)                                 If Participant ceases to be a bona fide employee of the Company or any of its Subsidiaries for any reason other than death or disability (within the meaning of subparagraph (c)), all shares of Stock to the extent not yet vested under subparagraph (a) on the date Participant ceases to be an employee shall be forfeited by Participant without payment of any consideration to Participant therefor.  Any shares of Stock so forfeited shall be canceled and returned to the status of authorized but unissued shares.  Notwithstanding the foregoing, if the Participant’s employment is terminated under the provisions of the Company’s Separation Pay Plan, Participant’s interest in all shares of Stock awarded hereunder shall become fully vested and nonforfeitable as of the date of termination, provided, however, that this sentence shall not apply if the Award Date is less than six (6) months prior to the date of such termination of employment.

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

(c)                                  If Participant’s employment terminates by reason of death, or Participant becomes entitled to long-term disability benefits under the Union Bank of California Long Term Disability Plan while in the employ of the Company or any of its Subsidiaries, Participant’s interest in all shares of Stock awarded hereunder shall become fully vested and nonforfeitable as of the date of death or long-term disability, provided, however, that this sentence shall not apply if the Award Date is less than six (6) months prior to the date of termination of employment as a result of death or the date Participant becomes entitled to such long-term disability benefits.

(d)                                 If Participant is on a leave of absence from the Company or a Subsidiary because of disability, or for the purpose of serving the government of the country in which the principal place of employment of Participant is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Participant shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or a Subsidiary except as the Committee may otherwise expressly provide.

4.                                       Section 83(b) Election.  Participant hereby represents that he or she understands:  (a) the contents and requirements of the election provided under Section 83(b) of the Internal Revenue Code, (b) the application of Section 83(b) to the award of Stock to Participant pursuant to this Agreement, (c) the nature of the election which can be made by Participant under Section 83(b), and (d) the effect and requirements of the Section 83(b) election under applicable state and local tax laws.  Participant acknowledges that an election pursuant to Section 83(b) must be filed with the Internal Revenue Service within thirty days following the Award Date, with his federal income tax return for the taxable year in which the Award Date occurs, and with the Company or its Subsidiary which is his employer.

5.                                       Withholding of Taxes.  Participant shall pay directly to the Company (or the Subsidiary that employs Participant) or to its designated representative the amount necessary to satisfy all applicable federal, state, and local income and employment tax withholding requirements.  The Committee, in its discretion, may withhold the required amount from other payments to Participant or withhold shares of Stock necessary to satisfy any such requirements.  Any shares withheld to satisfy such withholding requirements shall not be available for subsequent grants under the Plan.

6.                                       No Effect on Terms of Employment.  Nothing in this Agreement shall affect the right of the Company (or Subsidiary which employs Participant) to terminate or change the terms of employment of Participant at any time and for any reason, with or without cause.

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

7.                                       No Effect on Other Plans.  The Stock transferred pursuant to this Agreement shall not affect participation in, or the computation of benefits under any other employee benefit plan of the Company or its Subsidiaries.  For purposes of any bonus or incentive program for which the Participant is eligible and for purposes of any employee benefit plans, to the extent permitted by applicable laws and by pertinent provisions of such plans, the Company or its Subsidiaries shall disregard any shares of Stock and any other benefits received by Participant under this Plan.

8.                                       Notice.  Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

Company:                              Executive Vice President and Director of Human Resources

UnionBanCal Corporation

400 California Street, 10th Floor

San Francisco, CA 94104

Participant:                                                                                    At Participant’s address in the Company’s files, or to such other address as Participant may specify in writing to the Company.

Plan Administrator:                                         UBS Financial Services Inc.

300 Lighting Way

Secaucus, NJ 07094

www.ubs.com/onesource/ub

Any party may designate another address for receipt of notices so long as notice is given in accordance with this paragraph.

9.                                       Committee Decisions Conclusive.  All decisions, determinations and interpretations of the Committee arising under the Plan or under this Agreement shall be conclusive and binding on all parties.

10.                                 Mandatory Arbitration.  Any dispute arising out of or relating to this Agreement or the Award Notice, including its meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association.  The location for the arbitration shall be in San Francisco, Los Angeles or San Diego as selected by the Company in good faith.  Judgment on the award rendered may be entered in any court having jurisdiction.  The party the arbitrator determines is the prevailing party shall be entitled to have the other party pay the expenses of the prevailing party, and in this regard the arbitrator shall have the power to award recovery to such prevailing party of all costs and fees (including attorneys fees and a reasonable allocation for the costs of the Company’s in-house counsel), administrative fees, arbitrator’s fees and court costs, all as determined by the arbitrator.  Absent such

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

                                                award of the arbitrator, each party shall pay an equal share of the arbitrator’s fees.  All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph.  The provisions of this paragraph are intended by Participant and the Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to this Agreement and the Award Notice.  The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages.  The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this paragraph.

11.                                 Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.  Nothing contained in the Plan or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of any Participant or any purchaser or other transferee of Stock with respect to any loss, cost or expense which such Participant, purchaser or transferee may incur in connection with, or arising out of any transaction involving any shares of Stock subject to the Plan or this Agreement.

12.                                 Integration.  The terms of the Plan, this Agreement and the Award Notice are intended by the Company and the Participant to be the final expression of their contract with respect to the shares of Stock and other amounts received under the Plan and may not be contradicted by evidence of any prior or contemporaneous agreement.  The Company and the Participant further intend that the Plan, this Agreement and the Award Notice shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the Plan, this Agreement or the Award Notice.  Accordingly, the Plan, this Agreement and the Award Notice contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties.  In the event of any conflict among the provisions of the Plan document, this Agreement and the Award Notice, the Plan document shall prevail.  The Company and Participant shall have the right to amend this Agreement in writing as they mutually agree.

13.                                 Waivers.  Any failure to enforce any terms or conditions of the Plan, this Agreement or the Award Notice by the Company or by the Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

YEAR 2000 UNIONBANCAL CORPORATION

MANAGEMENT STOCK PLAN

RESTRICTED STOCK AGREEMENT

14.                                 Severability of Provisions.  If any provision of the Plan, this Agreement or the Award Notice shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the Plan, this Agreement and the Award Notice shall be construed and enforced as if neither of them included such provision.

15.                                 California Law.  The Plan, this Agreement and the Award Notice shall be construed and enforced according to the laws of the State of California to the extent not preempted by the federal laws of the United States of America.  In the event of any arbitration proceedings, actions at law or suits in equity in relation to the Plan, this Agreement or the Award Notice, the prevailing party in such proceeding, action or suit shall receive from the losing party its attorneys’ fees and all other costs and expenses of such proceeding, action or suit.

By accepting the Award Notice on the UBS Financial Services Inc. website, the Participant accepts the terms of the Management Stock Plan and this Restricted Stock Agreement.  The Participant also hereby acknowledges receipt of a copy of the Prospectus, the Management Stock Plan Restricted Stock Highlights and the Year 2000 UnionBanCal Corporation Management Stock Plan, effective January 1, 2000.

UNIONBANCAL CORPORATION

By
Paul Fearer, Executive Vice President